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                                                                     Exhibit 2.1

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of November 10, 2003, by and among ConnectivCorp, a Delaware corporation ("Parent"), CTTV Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and Majesco Sales Inc., a New Jersey corporation (the "Company"). Parent, Merger Sub and the Company are sometimes referred to herein each, individually, as a "Party" and collectively, as the "Parties."

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each declared it to be advisable and in the best interests of each corporation and their respective stockholders that Parent and the Company combine in order to advance their long-term business interests;

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the New Jersey Business Corporation Act ("NJBCA") and the terms and conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and the stockholders of the Company becoming stockholders of Parent; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with the DGCL, the NJBCA and the terms and conditions of this Agreement, the Merger Sub shall be merged with and into the Company. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI, the closing of the Merger and other transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. (eastern standard time) on a date to be mutually agreed upon by the Parties (the "Closing Date"), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Article VI

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(excluding  conditions  that,  by their  nature,  cannot be satisfied  until the
Closing) shall have been satisfied or waived in accordance with Section 7.5, unless another time and/or date is agreed to in writing by the Parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, or at such other location as is agreed to in writing by the Parties. For purposes of this Agreement, "Business Day" shall mean any day on which banks are permitted to be open in New York, New York.

         1.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date or as soon thereafter as is practicable the Parties shall cause the Merger to become effective by executing and filing in accordance with the DGCL and NJBCA, a certificate of merger with the Secretaries of State of the States of Delaware and New Jersey (the "Certificates of Merger"), the date and time of such filing, or such later date and time as may be agreed upon by the Parties and specified therein, being hereinafter referred to as the "Effective Time."

         1.4 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. From and after the Effective Time and without further action on the part of the Parties, the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with the respective terms thereof.

         1.6 Directors and Officers. The directors and officers of the Surviving Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         1.7 Conversion of Company Common Stock, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities:

              (a) All shares of the Company's common stock, no par value per share ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.12) and any shares of Company Common Stock to be canceled and retired pursuant to
Section 1.8) shall be converted, on a pro rata basis, automatically into the right to receive 10,000,000 fully paid and non-assessable shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") and 1,000,000 shares of the Parent's Series A Preferred Stock, par value $0.001 per share, having the rights, preferences, designations and privileges as set forth in Certificate of Designations attached hereto as Exhibit C ("Parent Preferred
Stock"), which such shares of Parent Preferred Stock initially shall be convertible into 71,000,000 shares of Parent Common Stock.



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              (b) From and after  the  Effective  Time,  all  shares of  Company
Common Stock shall automatically be redeemed and canceled and shall cease to exist, and each holder of a certificate that previously represented any such share of Company Common Stock (each, a "Company Certificate" and, collectively, the "Company Certificates") shall cease to have any rights with respect thereto other than the right to receive a certificate representing the shares of Parent Common Stock that such holder is entitled to receive pursuant to this Section 1.7, in each case, without interest (such shares of Parent Common Stock together with any cash in lieu of fractional shares being referred to herein as the "Merger Consideration").

         1.8 Cancellation of Shares. At the Effective Time, each share of Company Common Stock either held in the Company's treasury or owned by the Company immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor.

         1.9 Capital Stock of Merger Sub. Each share of common stock of Merger Sub, no par value per share ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of the Surviving Corporation, no par value per share. From and after the Effective Time, each stock certificate of Merger Sub that previously represented shares of Merger Sub Common Stock shall evidence ownership of an equal number of shares of common stock of the Surviving Corporation.

         1.10 Adjustments to Merger Consideration. Without limiting any other provision of this Agreement, the Merger Consideration shall be adjusted, at any time and from time to time, to fully reflect the effect of any stock split, reverse split, stock dividend (including, without limitation, any dividend or distribution of securities convertible into Parent Common Stock, Parent Preferred Stock or Company Common Stock, as the case may be), reorganization, recapitalization or other like change with respect to Parent Common Stock, Parent Preferred Stock or, if permitted by the terms of Section 4.1, Company Common Stock, as the case may be, occurring during the Interim Period (as defined in Section 4.1).

         1.11 No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued upon the surrender of Company Certificates for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock or Parent Preferred Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Parent Preferred Stock (after taking into account all Company Certificates delivered by such holder) shall receive from Parent, in lieu thereof, the next highest number of whole shares of Parent Common Stock.



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         1.12 Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder, who has demanded and perfected his right to have the court fix the fair value of such shares of Company Common Stock in accordance with the NJBCA and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 1.7(a), but the holder thereof shall only be entitled to such rights as are granted by the NJBCA. The Company shall give Parent prompt notice of any withdrawals of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights), and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights.

              (b) Notwithstanding the provisions of Section 1.12(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the NJBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive shares of Parent Common Stock or Parent Preferred Stock, upon surrender of the certificate or certificates representing such shares of Company Common Stock.

         1.13 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for Merger Consideration pursuant to the Merger are set forth in Exhibit A attached hereto, which is incorporated by reference herein as if set forth in full.

         1.14 No Liability. Notwithstanding any other provision of this Agreement, neither Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any Merger Consideration properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.15 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub shall be and are fully authorized and directed, in the name of and on behalf of their respective corporations, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.



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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule provided by the Company to Parent on the date hereof and accepted in writing by Parent (the "Company Disclosure Schedule"), the Company represents and warrants to Parent that the statements contained in this Article II are true, complete and correct in all material respects. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall be deemed to qualify only the corresponding paragraph of this Article II, unless a reasonable person would determine that the disclosure contained in such paragraph contains enough information to qualify or otherwise apply to other paragraphs of this Article
II. As used in this Agreement, a "Company Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of the Company and its Subsidiaries, taken as a whole, excluding any changes, events or effects that are attributable to: (i) general economic conditions worldwide; (ii) conditions affecting the software industry in which the Company and its Subsidiaries compete; or (iii) conditions resulting from the announcement of this Agreement and the pendency of the Merger and other transactions contemplated hereby. In the event of any litigation regarding clause (iii) of the foregoing provision, the Company shall be required to sustain the burden of demonstrating that any such change, event or effect is directly attributable to the Merger and other transactions contemplated by this Agreement.

         2.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate and tax good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not be expected to have a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

         2.2 Subsidiaries. The Company Disclosure Schedule sets forth a true, complete and correct list of each Subsidiary of the Company.

              (a) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate and tax good standing, under the laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.



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              (b) all of the issued and outstanding  shares of capital stock of, or other equity interests in, each Subsidiary of the Company are: (i) duly authorized, validly issued, fully paid, non-assessable; (ii) owned, directly or indirectly, by the Company (other than director's qualifying shares in the case of foreign Subsidiaries) free and clear of all liens, claims, security
interests,   pledges  and   encumbrances  of  any  kind  or  nature   whatsoever
(collectively, "Liens"); and (iii) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to the Company or any other Subsidiary of the Company, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws.

              (c) For purposes of this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnerships of which held by such party or Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         2.3 Capital Structure.

              (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock.

              (b) As of the date hereof: (i) 1,000 shares of Company Common Stock were issued and outstanding; and (ii) no shares of Company Common Stock are held in the treasury of the Company. Except as described above, there are no shares of voting or non-voting capital stock, equity interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding.

              (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

              (d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither the Company nor any Subsidiary of the Company is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person (as defined in
Section 13(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).



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              (e) All of the issued  and  outstanding  shares of Company  Common
Stock were issued in compliance in all material respects with all applicable federal and state securities laws.

              (f) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Company. Except as described in this Section 2.3, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments, including but not limited to royalty payments to be made pursuant to any license or other agreement made by the Company in the ordinary course of business) or commissions to sales representatives of the Company or any of its Subsidiaries based upon revenues generated by them without augmentation as a result of the Merger or other transactions contemplated hereby) or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries.

              (g) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the stockholders of the Company, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Company or any of its Subsidiaries.

         2.4 Authority; No Conflict; Required Filings.

              (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of the Company and no other corporate proceedings on behalf of the Company are necessary other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the NJBCA and the Company's Certificate of Incorporation (the "Requisite Stockholder Approval").

              (b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing (collectively, the "Equitable Exceptions").



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              (c) The execution  and delivery of this  Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of the Company or any of its Subsidiaries under any provision of: (i) the Certificate of Incorporation, Bylaws of the Company or other equivalent organizational documents of any of its Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any
(A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to the Company or any of its Subsidiaries, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected, except, in the case of clauses
(ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger and the other transactions contemplated hereby on a timely basis.

              (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, whether federal, state, local or foreign (each, a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby except for: (i) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (ii) the filing of a Certificate of Merger and such other documents as may be required to be filed with the Secretary of State of the State of New Jersey; (iii) compliance with any applicable requirements under the Securities Act; (iv) compliance with any applicable requirements under the Exchange Act; (v) compliance with any applicable state securities, takeover or so-called "Blue Sky" Laws; and (vi) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to result in a Company Material Adverse Effect.

         2.5 Board Approval; Required Vote.

              (a) The Board of Directors of the Company has, at a meeting duly called and held at which all members were present or by a unanimous written consent: (i) approved and declared advisable this Agreement; (ii) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interest of the Company and its stockholders;
(iii) resolved to recommend to the stockholders of the Company (A) the approval of the Merger and the other transactions contemplated hereby and (B) the approval and adoption of this Agreement; and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval and adoption. None of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

              (b) The affirmative vote of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger or the other transactions contemplated hereby.

         2.6 Financial Statements. True and complete copies of (i) the audited balance sheets of the Company for each of the three fiscal years ended as of October 31, 2002, October 31, 2001 and October 31, 2000, and the related audited statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company's accountants (collectively referred to herein as the "Company Financial Statements") and (ii) the consolidated unaudited balance sheet of the Company as of July 31, 2003, and the related statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Company's Interim Financial Statements") have been delivered by the Company to the Parent. The Company Financial Statements and the Company's Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries, (ii) present fairly the financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with the past practices of the Company and its Subsidiaries and (iv) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and its Subsidiaries and the results of the operations of the Company and its Subsidiaries as of the dates thereof for the periods covered thereby.

         2.7 Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, other than: (i) liabilities reflected or reserved against on the balance sheet contained in the Company's Interim Financial Statements as of July 31, 2003 (the "Company's Most Recent Balance Sheet Date"); (ii) obligations under any Company Material Contract (as defined in Section 2.9); and (iii) liabilities or obligations incurred since the Company's Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice.

         2.8 Absence of Certain Changes or Events. Since the Company's Most Recent Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been any action, event or occurrence which has had, or could reasonably be expected to result in, a Company Material Adverse Effect.

         2.9 Agreements, Contracts and Commitments.

              (a) The Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any real property (including, without limitation, brokerage contracts) listed or otherwise disclosed in the Company Disclosure Schedule to which the Company is a party and all agreements relating to Intellectual Property set forth in the Company Disclosure Schedule, being "Company Material Contracts"):

                  (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or otherwise related to the business under the terms of which the Company: (A) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 2003 or (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;

                  (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of inventory or other personal property or for the furnishing of services by the Company which: (A) is likely to involve consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 2003 or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract;

                  (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party;

                  (iv) all material management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party;

                  (v)  all  contracts  and   agreements   relating  to  material
         indebtedness of the Company;

                  (vi) all contracts and agreements with any Governmental Authority to which the Company is a party;

                  (vii) all contracts and agreements that materially limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all contracts and agreements between or among the Company or any affiliate of the Company;

                  (ix) all contracts and agreements for providing benefits under any Company Employee Plan;

                  (x) all contracts and agreements representing a material relationship with a joint venturer, distributor, OEM, licensor or licensee or relating to a material license, transfer or encumbrance of any Intellectual Property (as defined in Section 2.19) or providing for the development of any material software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) it, or providing for the purchase or license of any material software, content (including textual content and visual, photographic or graphics content), technology or intellectual property to (or for the benefit or use of) it, which material software, content, technology or intellectual property is in any manner used or incorporated (or is presently contemplated by it to be used or incorporated) in connection with any material aspect or element of any material product, service or technology of it which relates to the business of the Company or its Subsidiaries (other than software generally available to the public at a per copy license fee of less than $500 per copy); and

                  (xi) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to the Company or the conduct of the Company's business, or the absence of which would have a Company Material Adverse Effect.

For purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

         (b) Except as disclosed in the Company Disclosure Schedule, each Company Material Contract: (i) is valid and binding on the Company, and to the best knowledge of the Company, the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any required consents set forth in the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in material breach of, or material default under, any Company Material Contract.

         (c) Except as disclosed in the Company Disclosure Schedule, to the Company's knowledge no other party to any Company Material Contract is in breach thereof or default thereunder.

         (d) Except as disclosed in the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the business consistent with past practice, any of the properties or assets of the Company.

         2.10 Compliance with Laws. Each of the Company and its Subsidiaries has at all times complied with all federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any written claim or notice of violation of, any such statutes, laws and regulations with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance or violation, if any, which could not reasonably be expected to result in a Company Material Adverse Effect. No investigation or review by any Governmental
Authority is pending or, to the Company's knowledge, has been threatened, against the Company, nor, to the Company's knowledge, has any Governmental Authority indicated an intention to conduct an investigation of the Company. To the knowledge of the Company, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have (after giving effect to the Merger) the effect of prohibiting or impairing any current or currently anticipated future business practice of the Company, the Merger or any of the transactions in connection therewith and herewith or the conduct of business by the Company as currently conducted or as currently proposed to be conducted, to the extent any such restriction or prohibition could not reasonably be expected to have a Company Material Adverse Effect.

         2.11 Material Permits.

              (a) Each of the Company and its Subsidiaries holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including, without limitation those that are required under all Environmental Laws (as defined in Section 2.18), except for such instances, if any, where the failure to hold such licenses, permits, franchises or authorizations, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect (collectively, the "Material Permits").

              (b) Each of the Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of the Material Permits.

              (c) Each Material Permit is in full force and effect and no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, which seeks to revoke or limit any Material Permit.

         2.12 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which, if decided adversely could (a) be considered reasonably likely to result in (i) a Company Material Adverse Effect or (ii) damages payable by the Company or any of its Subsidiaries in excess of $500,000 in the aggregate, or (b) otherwise impair in any material respect the ability of the Parties to consummate the Merger and other transactions contemplated by this Agreement on a timely basis.

         2.13 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to the Company or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of the Company or any of its Subsidiaries or (b) any acquisition of any Person or property by the Company or any of its Subsidiaries.

         2.14 Employee Benefit Plans. The Company has made available to Parent true, complete and correct copies of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements (pursuant to which any payments are still due and payable by the Company), written or otherwise (together, the "Company Employee Plans"), for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate").

              (a) With respect to each Company Employee Plan, the Company has made available to Parent a true, complete and correct copy of: (i) the annual report (Form 5500) filed with the Internal Revenue Service ("IRS") for the last three years with respect to any Company Employee Plan subject to such filing requirement; (ii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan; and (iii) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

              (b) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability under ERISA, the Code or any other applicable law.

              (c) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been properly accounted for by reserves or otherwise footnoted in accordance with GAAP on the Company's Most Recent Balance Sheet.

              (d) Neither the Company nor any of its Subsidiaries is a party to any written or oral: (i) union or collective bargaining agreement; (ii)
agreement  with any  current  or  former  employee  the  benefits  of which  are contingent upon, or the terms of which will be materially altered by, the consummation of the Merger or other transactions contemplated by this Agreement;
(iii) agreement with any current or former employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $200,000 per annum; or (iv) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Merger.

         2.15 Properties and Assets.

              (a) The Company and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Company's Most Recent Balance Sheet or acquired since the Company's Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, except to the extent any failure would not be reasonably expected to have a Company Material Adverse Effect.

              (b) The Company Disclosure Schedule sets forth a true, complete and correct list of each parcel of real property owned or leased by the Company or any of its Subsidiaries. All leases for leased real property of the Company are in full force and effect, are valid and effective in accordance with their respective terms except where any such failure would not reasonably be expected to have a Company Material Adverse Effect, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

              (c) The facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries are in an acceptable state of maintenance and repair, free from material defects and in operating condition (subject to normal wear and tear), and suitable for the purposes for which they are presently used.

              (d) All tangible assets which are leased by the Company or any of its Subsidiaries have been maintained such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of the Company or any of its Subsidiaries with respect thereto.

              (e) From and after the Effective Time, the tangible assets owned or leased by the Surviving Corporation, together with its intangible assets are, when utilized by a labor force substantially similar to that employed by the Company and its Subsidiaries substantially on the date hereof, adequate to conduct the business and operations of the Company and its Subsidiaries as currently conducted.

         2.16 Insurance.

              (a) The Company and its Subsidiaries maintain policies of insurance and bonds with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the "Insurance Policies"). All premiums due and payable under the Insurance Policies have been paid on a timely basis and the Company and its Subsidiaries are in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Parent.

              (b) The Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and since December 31, 2002, neither the Company nor any of its Subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has the Company or any of its Subsidiaries received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated.

         2.17 Taxes.

For purposes of this Agreement, a "Tax" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

              (a) To the knowledge of the Company, each of the Company and its Subsidiaries has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by it (collectively, "Returns") relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or to their operations, the failure of which could not reasonably be expected to have a Company Material Adverse Effect, and all such Returns are true, complete and correct in all material respects.

              (b) Each of the Company and its Subsidiaries: (i) has paid, or is in good faith contesting the payment of, all Taxes it is obligated to pay as reflected on the Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

              (c) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries that is not accurately reflected as a liability on the Company Most Recent Balance Sheet, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (d) Neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Company's Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

         2.18 Environmental Matters.

              (a) The Company is in compliance in all material respects with all Environmental Laws (as defined below), which compliance includes, without limitation, the possession by the Company and its Subsidiaries of all Material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof.

              (b) The Company has not received any written communication, whether from a Governmental Authority or other Person, that alleges that either the Company or any of its Subsidiaries is not in compliance with any Environmental Laws or any Material Permit required under any applicable Environmental Law, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern (as defined below) at, on or beneath its facilities or at, on or beneath any land adjacent thereto, and, to Company's knowledge, there are no conditions existing at such facilities that could reasonably be expected to prevent or interfere with such full compliance in the future.

              (c) There are no past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be attributed to acts or omissions of the Company.

              (d) The Company has made available to Parent true, complete and correct copies of all of the Company's environmental audits, assessments and documentation regarding environmental matters pertaining to, or the environmental condition of, its facilities or the compliance (or non-compliance) by the Company and its Subsidiaries with any Environmental Laws.

              (e) To the Company's knowledge, none of the facilities ever used by the Company or any of its Subsidiaries has ever been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for chemicals used in the ordinary course of business of the Company and its Subsidiaries, all of which chemicals have been stored and used in strict compliance with all applicable Material Permits and Environmental Laws.

              (f) Neither the Company nor any of its Subsidiaries is the subject of any federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to any alleged violations of Environmental Laws.

              (g) For purposes of this Agreement, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. "Environmental Law" shall mean any federal, state, local or foreign law or statute, or any rule or regulation implementing such law or statute and any applicable case law or administrative decision, in each case existing and in effect on the date hereof relating to pollution or protection of the environment, including, without limitation, any statute or regulation pertaining to: (i) treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) aboveground or underground storage tanks, vessels and containers; (vii) abandoned, disposed or discarded barrels, tanks, vessels, containers and other closed receptacles; and (viii) the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. "Materials of Environmental Concern" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, as defined under 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

         2.19 Intellectual Property.

         For the purposes of this Agreement, the following terms have the following definitions:

                  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, the "Trademarks");
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

                  "Company Intellectual Property" shall mean any Intellectual Property, including, without limitation, all Registered Intellectual Property, as defined below, that is owned by, or exclusively licensed to, the Company that is material to the conduct of the business of the Company and its Subsidiaries.

                  "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

                  "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or its Subsidiaries.

              (a) The Company Disclosure Schedule sets forth a list and brief description of the Company Registered Intellectual Property.

              (b) All Company Registered Intellectual Property is currently in compliance with all material legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are valid and enforceable. No Trademark is currently involved in any opposition or cancellation proceeding and no such action has been threatened with respect to any of the Trademarks or trademark registration applications. No patent or patent application is currently involved in any interference, reissue, re-examination or opposition proceeding and no such action has been threatened with respect to any patent or patent application. To the knowledge of the Company, there are no potentially conflicting Trademarks or potentially interfering patents or patent applications of any third party.

              (c) The Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property, whether either of the Company or any of its Subsidiaries is the licensee or licensor thereunder, and any assignments, consents, term, forbearances to sue, judgments, orders, settlements or similar obligations relating to any Intellectual Property to which either of the Company or any of its Subsidiaries is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements, to the Company's knowledge, are valid and binding obligations of each of the Company or its Subsidiaries, as applicable, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitutes (with or without due notice or lapse of time or both) a material default by either of the Company or any of its Subsidiaries under any such License Agreement.

              (d) The Intellectual Property owned by or licensed to the Company and its Subsidiaries constitutes all of the Intellectual Property used in or necessary for the conduct of each of the Company's and its Subsidiaries' business as currently conducted.

              (e) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Company Intellectual Property except pursuant to the License Agreements.

              (f) Each of the Company and each of its  Subsidiaries  exclusively owns, free and clear of all liens, claims, charges, security interests or other encumbrances of any nature whatsoever and obligations to license, all Intellectual Property (including trade secrets) which it purports to own, and, to the Company's knowledge, has a valid and enforceable right to use all of the licensed Intellectual Property which it purports to license.

              (g) Each of the Company and each of its Subsidiaries has taken all reasonable steps to protect the Intellectual Property which it owns to the extent necessary to the Company's and the Subsidiaries' business as currently conducted. To the knowledge of the Company, all of such Intellectual Property is valid and enforceable and no third party has challenged the ownership, use, validity or enforceability of any material item of such Intellectual Property.

              (h) To the knowledge of the Company , the conduct of each of the Company's and its Subsidiaries' businesses do not infringe upon any Intellectual Property rights of any third party.

              (i) Except as set forth in the Company Disclosure Schedule, there is no litigation pending, threatened or, to the knowledge of the Company, may be threatened alleging that the activities of the Company or its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party nor has any third party brought or threatened any action, suit or proceeding challenging the ownership, use, validity or enforceability of any Intellectual Property of either of the Company or any of its Subsidiaries that could reasonably be expected to have a Company Material Adverse Effect.

              (j) To the knowledge of the Company , no third party is misappropriating, infringing, diluting, or violating any Company Intellectual Property and, except as set forth in the Company Disclosure Schedule, no such claims have been brought against any third party by either of the Company or any of its Subsidiaries.

              (k) The consummation of the transactions contemplated hereby will not result in the loss or impairment of either of the Company's or any of its Subsidiaries' right to own or use any of the Company Intellectual Property, in any material respect, nor will they require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

              (l) Neither of the Company nor any of its Subsidiaries nor any other party acting on their behalf has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without due notice or lapse of time, or both) shall, or would reasonably be expected to, nor shall the consummation of the transactions contemplated hereby, result in the disclosure or delivery by the Company or any of its Subsidiaries or any other party acting on their behalf to any party of any Company. The Company Disclosure Schedule identifies each agreement (whether written or oral) pursuant to which either of the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow holder or any other party, any Company Source Code and further describes whether the execution and delivery of this Agreement or the consummation of the Merger, in and of themselves, would reasonably be expected to result in the release from escrow of any Company Source Code. "Company Source Code" means, collectively, any software source code, or any material portion or aspect of such source code, or any material proprietary information or algorithm contained in or relating to any such source code, of either of the Company Intellectual Property or any other product or service marketed by either of the Company or any of its Subsidiaries.

              (m) The Company Disclosure Schedule lists all Software (as defined below) (other than off-the-shelf software applications programs) which is owned, licensed to or by either of the Company or any of its Subsidiaries, leased to or by either of the Company or any of its Subsidiaries, or otherwise used by either of the Company or any of its Subsidiaries, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be. The Company Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by either of the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased or otherwise distributed, as the case may be. The Software set forth in the Company
Disclosure Schedule which either of the Company or any of its Subsidiaries purports to own was either developed (i) by employees of either of the Company or any of its Subsidiaries within the scope of their employment; or (ii) by independent contractors who have assigned their rights to the Company or any of its Subsidiaries pursuant to enforceable written agreements. None of the Subsidiaries has a right or license to use the Software other than as listed in the Company Disclosure Schedule. For purposes of this Section 2.19(m), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iii) the technology supporting any Internet site(s) operated by or on behalf of either of the Company or any of its Subsidiaries and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing. No Public Software (as defined below) forms part of the Company Intellectual Property or was or is used in connection with the development of any Company Intellectual Property, incorporated in whole or in part, or has been distributed, in whole or in part, in conjunction with any Company Intellectual Property. "Public Software" means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL);
(ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

                  (n) To the knowledge of the Company, there has been no prior use of Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; the Company and its Subsidiaries have taken all reasonable steps to protect the Trademarks against third party infringement; and the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

                  (o) The Company and its Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect the Company's and its Subsidiaries' rights in the confidential information and trade secrets of the Company and its Subsidiaries. Without limiting the foregoing, the Company and its Subsidiaries have and enforce a policy of requiring each employee, consultant, contractor and potential business partner or investor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Company's standard forms thereof (complete and current copies of which have been delivered to Parent). Except under confidentiality obligations, to the Company's knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets.

                  (p) All Software owned by either of the Company or any of its Subsidiaries, and, to the knowledge of the Company, all Software licensed from third parties by either of the Company or any of its Subsidiaries, to the extent currently in use, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, if applicable, and, with respect to the Software owned by either of the Company or any of its Subsidiaries, the applications can be compiled from their associated source code without undue burden if the failure to be able to do any one of which could reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent all required documentation relating to use, maintenance and operation of the Software. All Software developed by either of the Company or any of its Subsidiaries and licensed by either of the Company or any of its Subsidiaries to customers and all services provided by or through either of the Company or any of its Subsidiaries to customers on or before the Closing conforms in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers, and neither of the Company, nor any of its Subsidiaries has any material liability (and, to the knowledge of the Company, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against either of the Company or any of its Subsidiaries giving rise to any material liability relating to the foregoing contracts) for refund, replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Financial Statements.

              (q) The Company or its Subsidiaries have valid registrations for each of the URLs set forth in the Company Disclosure Schedule, to the extent the Company utilizes such URL ("Company URL's"). The registrations of such Company URLs are free and clear of any liens, claims or encumbrances and is in full force and effect. The Company or its Subsidiaries have paid all fees required to maintain all such registrations. None of the registrations and uses of such Company URLs have been disturbed or placed "on hold" and, to the Company's knowledge, no claim (oral or written) has been asserted against either of the Company or any of its Subsidiaries adverse to its rights to such Company URLs.

         2.20 Additional Tax Matters.

              (a) Neither the Company nor, to the knowledge of the Company, any of its affiliates, knows of any fact or has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance, that could reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

              (b) The Company Disclosure Schedule contains a true, complete and correct list of all Persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company, excluding its Subsidiaries but including all directors and executive officers of the Company as of the date hereof.

         2.21 Brokers. Except for the obligation to Sloan Securities Corp. ("SSC"), no broker, financial advisor, investment banker or other Person is entitled to any fee, commission or expense reimbursement in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         2.22 Certain Business Practices. Neither the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, employee or agent of the Company has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         2.23 Interested Party Transactions. Except as set forth in the Company Disclosure Schedule, the Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such person to take or to refrain from taking any action relating to the Company. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, no director, officer or employee of each of the Company or any of the Subsidiaries, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with each of the Company or any of the Subsidiaries, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

         2.24 Customers. Listed in the Company Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of the Company for the twelve-month period ended October 31, 2003 and the amount for which each such customer was invoiced during such period. Except as disclosed in the Company Disclosure Schedule, the Company has not received any notice and has no reason to believe that any significant customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

         2.25 Suppliers. Listed in the Company Disclosure Schedule are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the twelve-month period ended
September 30, 2003 and the amount for which each such supplier invoiced the Company during such period. Except as disclosed in the Company Disclosure Schedule, the Company has not received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing Date on terms and conditions similar to those imposed on current sales of the Company, subject to general and customary price increases.

         2.26 Key Employees. (a) The Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2000, 2001 and 2002, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 2003, is expected to exceed) $150,000.

              (b) All directors, senior officers and management employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. The Company has used its best efforts to obtain from all technical and professional employees written obligations to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

         2.27 Investment Representations and Warranties. At Closing, each of Jesse Sutton, Joseph Sutton, Adam Sutton, Sarah Sutton and the Jesse M. Sutton Foundation (collectively, the "Majesco Stockholders"), shall deliver a certificate to Parent acknowledging that the Parent Common Stock and Parent Preferred Stock to be sold, transferred and assigned to them hereunder (collectively, the "Parent Acquisition Stock") has not been and will not be registered under the Securities Act and is being issued and delivered hereunder pursuant to an exemption from the registration requirements of Section 5 of the Securities Act inasmuch as the issuance of such shares involves a transaction by an issuer not involving a public offering, and that reliance upon such exemption is predicated in part upon the following representations and warranties of the Majesco Stockholders:

                  (a) Each of the Majesco Stockholders is acquiring the Parent Acquisition Stock for investment purposes only, for its own account, and not for the benefit of others, nor with any view to, or in connection with any distribution or public offering thereof within the meaning of the Securities Act.

                  (b) Each of the Majesco Stockholders understands that the Parent Acquisition Stock has not been registered under the Securities Act or any state securities law by reason of its issuance in a transaction which is exempt from the registration requirements of the Securities Act and such laws and the Parent Acquisition Stock must be held indefinitely unless it is subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act and such laws. The Majesco Stockholders acknowledge that the certificates evidencing the Parent Acquisition Stock will contain a legend to the foregoing effect.

                  (c) Each of the Majesco Stockholders has sufficient knowledge and expertise in business and financial matters so as to enable it to analyze and evaluate the merits and risks of acquiring the Parent Acquisition Stock pursuant to the terms of this Agreement and is able to bear the economic risk of such acquisition, including a complete loss of its investment in the Parent Acquisition Stock.

                  (d) The transactions provided for in this Agreement with respect to the Parent Acquisition Stock are not part of any pre-existing plan or arrangement for, and there is no agreement or other understanding with respect to, the distribution by the Majesco Stockholders of any of the Parent Acquisition Stock.

         2.28 Officer and Director Information. During the past ten year period neither the Company or any of its Subsidiaries, on the one hand, nor, to the Company's knowledge, any of their respective officers, directors or affiliates, on the other hand, has been the subject of:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Company, any of its Subsidiaries or such person, or any corporation or business association of which Company, any of its Subsidiaries or any such person was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

         (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Company, any of its Subsidiaries or any such person from, or otherwise limiting, the following activities:

              (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

              (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

         (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Company, any of its Subsidiaries or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

         (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

         (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule provided by Parent to the Company on the date hereof and accepted in writing by the Company (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company that the statements contained in this Article III are true, complete and correct in all material respects. The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall be deemed to qualify only the corresponding paragraph of this Article III, unless a reasonable person would determine that the disclosure contained in such paragraph contains enough information to qualify or otherwise apply to other paragraphs of this Article
III. As used in this Agreement, a "Parent Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of Parent or any of its Subsidiaries, taken as a whole, excluding any changes, events or effects that are attributable to general economic conditions worldwide.

         3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has made available to the Company true, complete and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date. Neither Parent nor Merger Sub is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

         3.2 Parent Subsidiaries. The Parent Disclosure Schedule sets forth a true, complete and correct list of each Subsidiary of the Parent. Since June 30, 2003, no Subsidiary of Parent has conducted active business operations. all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Parent are: (i) duly authorized, validly issued, fully paid, non-assessable; (ii) owned directly by the Parent free and clear of all Liens; and (iii) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to the Parent or any other Subsidiary of the Parent, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act and state securities laws.

         3.3 Capital Structure.

              (a) The authorized capital stock of Parent consists of (i) 40,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share.

              (b) Immediately prior to the Closing, (i) 21,000,000 shares of Parent Common Stock (on a fully diluted basis) shall be issued and outstanding,
(ii) no shares of Parent  Preferred Stock are to be issued or  outstanding;  and
(iii) no shares of Parent Common Stock are to be held in the treasury of Parent. Except as described above, there shall be no shares of voting or non-voting capital stock, equity interests or other securities of Parent authorized, issued, reserved for issuance or otherwise outstanding.

              (c) All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued in connection with the Merger will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

              (d) There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as described in subsection (b) above or as otherwise set forth on the Parent

Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent is a party or bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither Parent nor any Subsidiary of Parent is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

              (e) All of the  issued  and  outstanding  shares of Parent  Common
Stock and all equity of its Subsidiaries were issued in compliance in all material respects with all applicable federal and state securities laws.

              (f) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, all of which are duly authorized, validly issued and fully paid and non-assessable, and all of which are, and at the Effective Time will be, owned by Parent free and clear of any Liens. All issued and outstanding capital stock of the Parent's Subsidiaries were duly authorized, validly issued and fully paid and non-assessable, and all of which are, and at the Effective Time will be and have been, owned by Parent free and clear of any Liens. There are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Parent. Except as described in this Section 3.3, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of the Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments, including but not limited to royalty payments to be made pursuant to any license or other agreement made by the Parent in the ordinary course of business) or commissions to sales representatives of the Parent or any of its Subsidiaries based upon revenues generated by them without augmentation as a result of the Merger or other transactions contemplated hereby) or to cause the Parent or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Parent or any of its Subsidiaries.

              (g) There are no voting trusts, registration rights, proxies or other agreements, commitments or understandings of any character to which the Parent or any of its Subsidiaries or, to the knowledge of the Parent, any of the stockholders of the Parent, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Parent or any of its Subsidiaries.

         3.4 Authority; No Conflict; Required Filings.

              (a) Each of Parent  and  Merger  Sub has all  requisite  corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Merger and


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

other transactions contemplated hereby, have been duly authorized by all corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary.

              (b) This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

              (c) The  execution  and  delivery of this  Agreement  do not,  the performance by either Parent or Merger Sub of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of Parent under any provision of: (i) their respective Certificates of Incorporation, Bylaws or other equivalent organizational documents of Parent or any of its Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to Parent or any of its Subsidiaries, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Parent or Merger Sub is a party or by which any of their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger and the other transactions contemplated hereby on a timely basis.

              (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger or other transactions contemplated hereby except for: (i) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL;
(ii) the filing of a Certificate of Merger and such other documents as may be required to be filed with the Secretary of State of the State of New Jersey;
(iii) compliance with any applicable requirements under the Securities Act; (iv) compliance with any applicable requirements under the Exchange Act; (v) compliance with any applicable state securities, takeover or so-called "Blue Sky" Laws; and (vi) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to result in a Parent Material Adverse Effect.

              (e) The Board of Directors of the Parent has, at a meeting duly called and held at which all members were present or by a unanimous written consent: (i) approved and declared advisable this Agreement; (ii) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interest of the Parent and its stockholders. None of the aforesaid actions by the Board of Directors of the Parent has been amended, rescinded or modified.



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

         3.5 SEC Filings. Since December 31, 2000 and until Closing, Parent has or will have filed all forms, reports and documents required to be filed with the SEC by such time (collectively, the "Parent SEC Reports") pursuant to the federal securities laws and regulations of the SEC promulgated thereunder, and all Parent SEC Reports have been filed in all material respects on a timely basis. The Parent SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in the Form 10-KSB for the years ended December 31, 2000, 2001 and 2002 and the Forms 10-QSB for the periods ended March 31, 2001, 2002 and 2003, June 30, 2001, 2002 and 2003 and September 30, 2001, 2002 and 2003
were prepared in accordance with GAAP and the books and records of Parent, fairly present the financial condition and results of operations of Parent as of the date thereof and for the period covered thereby, were prepared in accordance with the books of account and other financial records of the Parent and its Subsidiaries and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Parent and its Subsidiaries and the results of the operations of the Parent and its Subsidiaries as of the dates thereof for the periods covered thereby in all material respects.

         3.6 Absence of Undisclosed Liabilities. Parent does not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, other than liabilities reflected or reserved against on the balance sheets contained in the Parent SEC Reports. There are no agreements of the Parent or any of its Subsidiaries which are required to be filed under the Exchange Act that have not been filed as an exhibit to the Parent SEC Reports or that have not been provided to the Company.

         3.7 Compliance with Laws. Each of Parent and its Subsidiaries has at all times complied with all federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any written claim or notice of violation of, any such statutes, laws and regulations with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance or violation, if any, which could not reasonably be expected to result in a Parent Material Adverse Effect. No investigation or review by any Governmental Authority is pending or, to the Parent's knowledge, has been threatened, against the Parent, nor, to the Parent's knowledge, has any Governmental Authority indicated an intention to conduct an investigation of the Parent. To the knowledge of Parent, there is no agreement, judgment, injunction, order or decree binding upon the Parent which has or could reasonably be expected to have (after giving effect to the Merger) the effect of prohibiting or impairing any current or currently anticipated future business practice of the Parent, the Merger or any of the transactions in connection therewith and herewith or the conduct of business by the Parent as currently conducted or as currently proposed to be conducted.



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

         3.8 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority or otherwise pending or, to the knowledge of the Parent, threatened, against the Parent or any of its Subsidiaries.

         3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to the Parent which has the effect of prohibiting or materially impairing (a) any current or future business practice of the Parent or (b) any acquisition of any Person or property by the Parent.

         3.10 Taxes.

              (a) Each of Parent and its Subsidiaries has accurately prepared and timely filed all Returns relating to any and all Taxes concerning or attributable to each of the Parent or such Subsidiary or its operations, and all such Returns are true, complete and correct in all material respects.

              (b) Parent and each of its Subsidiaries: (i) has paid all Taxes it is obligated to pay as reflected on the Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

              (c) There is no Tax deficiency outstanding, proposed or assessed against the Parent or any of its Subsidiaries that is not accurately reflected as a liability on the balance sheets contained in the Parent SEC Reports, nor has the Parent or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, nor are any of same expected to be contained in the Form 10-QSB to be filed by Parent for the fiscal quarter ended September 30, 2003.

              (d) Neither Parent nor any of its Subsidiaries has any liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the balance sheets contained in the Parent SEC Reports, whether asserted or unasserted, contingent or otherwise.

              (e) As of December 31, 2002, Parent has approximately $11,328,000 of net operating loss.

         3.11 Certain Business Practices. Neither the Parent or, to the knowledge of the Parent, any director, officer, employee or agent of the Parent has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         3.12 Interested Party Transactions. Except as set forth in the Parent Disclosure Schedule, the Parent, its Subsidiaries and their officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such person to take or


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

to refrain from taking any action relating to the Parent. Except as set forth in the Parent Disclosure Schedule, to the Parent's knowledge, no director, officer or employee of Parent or any of its Subsidiaries, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with Parent, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

         3.13 Brokers. Except for the obligation to SSC, no broker, financial advisor, investment banker or other Person is entitled to any fee, commission or expense reimbursement in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         3.14 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement.

         3.15 Required Vote. This Agreement has been approved by Parent, as the sole stockholder of Merger Sub. No other vote of holders of any class or series of securities of Parent or Merger Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

         3.16 Intellectual Property. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its Subsidiaries owns any material licenses or otherwise has any material interest in any Intellectual Property.

         3.17 Additional Tax Matters. (a) Neither the Parent nor, to the knowledge of the Parent, any of its affiliates, knows of any fact or has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance, that could reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

              (b) The Parent Disclosure Schedule contains a true, complete and correct list of all Persons who, to the knowledge of the Parent, may be deemed to be affiliates of the Parent, excluding its Subsidiaries but including all directors and executive officers of the Parent as of the date hereof.

         3.18 Absence of Certain Changes or Events. Since March 31, 2002, the Parent has conducted no active business operations other than the search for a merger or acquisition candidate and the activities related thereto.

         3.19 Employee Benefit Plans. Except as set forth on the Parent Disclosure Schedule, Parent has no employee benefit plans (as defined in Section 3(3) of ERISA) or any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, or unexpired severance agreements (pursuant to which any payments are still due and payable by the Parent), written or otherwise, for the benefit of, or relating to, any current or former employee of the Parent or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Parent within the meaning of
Section 414 of the Code.

         3.20     Properties and Assets.

                  (a) The Parent and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, except to the extent any failure would not be reasonably expected to have a Parent Material Adverse Effect.

                  (b) The Parent Disclosure Schedule sets forth a true, complete and correct list of each parcel of real property owned or leased by the Parent or any of its Subsidiaries. All leases for leased real property of the Parent are in full force and effect, are valid and effective in accordance with their respective terms except where any such failure would not reasonably be expected to have a Parent Material Adverse Effect, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

                  (c) The facilities, property and equipment owned, leased or otherwise used by the Parent or any of its Subsidiaries are in an acceptable state of maintenance and repair, free from material defects and in operating condition (subject to normal wear and tear), and suitable for the purposes for which they are presently used.

                  (d) All tangible assets which are leased by the Parent or any of its Subsidiaries have been maintained such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of the Parent or any of its Subsidiaries with respect thereto.

         3.21 Insurance. Except as set forth on Schedule 3.19, neither the Parent nor any of its Subsidiaries maintains any policies of insurance.

         3.22 Environmental Matters.

                  (a) The Parent is in compliance in all material respects with all Environmental Laws, which compliance includes, without limitation, the possession by the Parent of all Material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof.

                  (b) The Parent has not received any written communication, whether from a Governmental Authority or other Person, that alleges that either the Parent or any of its Subsidiaries is not in compliance with any Environmental Laws or any Material Permit required under any applicable Environmental Law, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on or beneath its facilities or at, on or beneath any land adjacent thereto, and, to Parent's knowledge, there are no conditions existing at such facilities that could reasonably be expected to prevent or interfere with such full compliance in the future.

              (c) There are no past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be attributed to acts or omissions of the Parent.

              (d) The Parent has made available to Company true, complete and correct copies of all of the Parent's environmental audits, assessments and documentation regarding environmental matters pertaining to, or the environmental condition of, its facilities or the compliance (or non-compliance) by the Parent and its Subsidiaries with any Environmental Laws.

              (e) To the Parent's knowledge, none of the facilities ever used by the Parent or any of its Subsidiaries has ever been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for chemicals used in the ordinary course of business of the Parent and its Subsidiaries, all of which chemicals have been stored and used in strict compliance with all applicable Material Permits and Environmental Laws. Neither the Parent nor any of its Subsidiaries is the subject of any federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to any alleged violations of Environmental Laws.

         3.23 Officer and Director Information. During the past ten year period neither Parent nor any of its Subsidiaries, on the one hand, nor, to the Parent's knowledge, any of their respective officers, directors or affiliates, on the other hand, has been the subject of:

              (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Parent, any of its Subsidiaries or such person, or any corporation or business association of which Parent, any of its Subsidiaries or any such person was an executive officer at or within two years before the time of such filing;

              (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

              (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Parent, any of its Subsidiaries or any such person from, or otherwise limiting, the following activities:

              (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

              (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

              (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Parent, any of its Subsidiaries or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

              (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

              (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business of the Company Pending the Merger.

         (a) The Company covenants and agrees that, between the date hereof and the earlier to occur of the Effective Time or such earlier time as this Agreement is terminated in accordance with Article VII (such period being hereinafter referred to as the "Interim Period"), except as expressly required by this Agreement or unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, each of the Company and its
Subsidiaries: (i) shall conduct its business only in the ordinary course of business, consistent with past practice; (ii) shall not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) shall use its reasonable best efforts to preserve intact its business organization, properties and assets, keep available the services of their officers, employees and consultants and maintain in effect all Company Material Contracts. By way of amplification and not limitation, except as expressly permitted by this Agreement, neither the Company nor any of its Subsidiaries shall , during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Parent:

              (i) amend its Certificate of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

              (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company or any of its Subsidiaries;

              (iii)  redeem,   repurchase  or  otherwise  acquire,  directly  or
indirectly, any shares of capital stock of the Company or interest in or securities of any of its Subsidiaries;

              (iv) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except in the ordinary course of business consistent with past practice;

              (v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that a wholly owned Subsidiary of the Company may declare and pay a cash dividend to the Company);

              (vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

              (vii) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Company Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any Company Intellectual Property other than in the ordinary course of business consistent with past practice;

              (viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

              (ix) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement;

              (x) authorize any capital expenditures in excess of $175,000 in the aggregate;

              (xi) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees;

              (xii) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP or in connection with the Merger;

              (xiii) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

              (xiv) other than with respect to the Atari litigation set forth in the Company Disclosure Schedules, pay, discharge, satisfy or settle any material litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and no admission being made with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Company Intellectual Property Rights;

              (xv) fail to maintain in full force and effect all material insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

              (xvi) take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its affiliates) could be considered reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

              (xvii) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in either (A) any of the representations and warranties of the Company set forth in Article II of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Article VI of this Agreement not being satisfied in any material respect as of the Closing Date; or

              (xviii) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

         Notwithstanding anything contained herein to the contrary, Parent's consent shall not be required with respect to any currently proposed or contemplated business transaction with Take 2.

         4.2 Conduct of Business of Parent Pending the Merger.

              (a) The Parent covenants and agrees that, during the Interim Period, except as expressly required by this Agreement or unless the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Parent: (i) shall conduct its business only in the ordinary course of business, consistent with past practice; (ii) shall not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) shall use its reasonable best efforts to preserve intact its business organization, properties and assets, and keep available the services of their officers, employees and consultants. By way of amplification and not limitation, except as expressly permitted by this Agreement, the Parent shall not, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company:

              (i) amend its Certificate of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

              (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Parent; or any of its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement;

              (iii)  redeem,   repurchase  or  otherwise  acquire,  directly  or
indirectly, any shares of capital stock of the Parent or interest in or securities of any Subsidiary of Parent;

              (iv)  sell,   transfer,   pledge,   dispose  of  or  encumber  any
properties, facilities, equipment or other assets;

              (v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

              (vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

              (vii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

              (viii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

              (ix) authorize any capital expenditures;

              (x) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of this Agreement; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of this Agreement; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees;

              (xi) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

              (xii) create, incur, suffer to exist or assume any Lien on any of its properties, facilities or other assets;

              (xiii) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

              (xiv) pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto;

              (xv) fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

              (xvi) take any action that (without regard to any action taken, or agreed to be taken, by Company or any of its affiliates) could be considered reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

              (xvii) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in either (A) any of the representations and warranties of the Parent or any of its Subsidiaries set forth in Article III of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Article VI of this Agreement not being satisfied in any material respect as of the Closing Date;

              (xviii) waive, release or assign any rights or claims under any Parent Material Contract or enter into or extend any lease with respect to real property; or

              (xix) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

         4.3 No Solicitation of Other Proposals. Unless this Agreement shall have been terminated, neither the Company on the one hand, nor Parent or Merger Sub on the other, shall, directly or indirectly, through any shareholder (or affiliate thereof), officer, director, employee, representative or agent, initiate, solicit, encourage, consider, entertain or otherwise consider any other offers for or inquiries about, or hold discussions with any person regarding, the acquisition of any assets or capital stock of the Company or Parent, as applicable. Neither the Company on the one hand, nor Parent or Merger Sub on the other, shall, directly or indirectly, through any shareholder (or affiliate thereof), officer, director, employee, representative or agent, engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to the acquisition of any assets or capital stock of the Company or Parent, as applicable, whether initiated before or after this Agreement. The Company on the one hand, and Parent on the other, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the acquisition of any assets or capital stock of the Company or Parent, as appropriate. Each Party will notify the other immediately in writing of any such inquiries or proposals received and the name of such person and the material terms and conditions of any proposals or offers.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Meeting of Company Stockholders.

              (a) The Company shall promptly after the date hereof take all action necessary in accordance with the NJBCA and its Certificate of
Incorporation and Bylaws to duly call, give notice of and (unless Parent otherwise reasonably requests) (i) hold a special meeting of its stockholders as soon as practicable following the date hereof ("Special Meeting") or, (ii) obtain the written consent of all Majesco Stockholders in lieu of a meeting.

              (b) Once the Special Meeting, if any, has been called and noticed, the Company shall not postpone or adjourn the Special Meeting (other than for the absence of a quorum and then only to such future date as is reasonably acceptable to Parent) without the prior written consent of Parent.

              (c) The Company's Board of Directors shall recommend that the Merger be approved and this Agreement be approved and adopted by the Majesco Stockholders. The Company's Board of Directors shall submit this Agreement to the Majesco Stockholders, whether or not the Company's Board of Directors at any time changes, withdraws or modifies its recommendation. The Company shall take all action reasonably necessary or advisable to secure the vote or consent of Majesco Stockholders required by the NJBCA and its Certificate of Incorporation to authorize and approve the Merger.

         5.2 Access to Information; Confidentiality.

              (a) Upon reasonable notice, Parent and the Company shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other Party reasonable access, during the Interim Period, to all its properties, books, contracts, commitments and records and, during such period, furnish promptly to the other Party all information concerning its business, properties and personnel as the other Party may reasonably request. Parent and the Company shall make available to the other the appropriate individuals for discussion of its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.2(a) shall affect, modify or invalidate any representations or warranties of Parent or the Company contained herein or the conditions to the obligations of Parent or the Company hereto.

              (b) The Parties shall keep all  information  obtained  pursuant to
Section 5.2(a) confidential and shall return all such information to the Party requesting such return, upon their request therefor. The foregoing shall not apply with respect to information the Party receiving such confidential information can establish (i) is in the public domain at the time of disclosure or which thereafter enters the public domain, through no improper action or inaction by the receiving Party; or (ii) was known or independently developed by or in the possession of receiving Party prior to receipt from the disclosing Party, as evidenced by written records; or (iii) was rightfully disclosed to the receiving Party by a third party without restriction; or (iv) is required to be disclosed by a government agency or court order or pursuant to applicable laws and regulations.

         5.3 Reasonable Efforts; Further Assurances.

              (a) Parent and the Company shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them. Each Party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and other transactions contemplated by this Agreement.

              (b) Subject to the terms and conditions hereof, the Company and Parent agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated by this Agreement including, without limitation, using their respective reasonable commercially practicable efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby;
(ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which Parent and the Company shall cooperate with each other in connection with the making of all such registrations and filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Authority adversely affecting the ability of any Party to consummate the Merger or other transactions contemplated hereby and to prevent, with respect to any threatened or such injunction, restraining order or other such ruling, the issuance or entry thereof.

         5.4 Employee Benefits.

Parent agrees that individuals who are employed by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall remain employees of the Surviving Corporation or one of its Subsidiaries upon the Effective Time (each such employee, a "Company Employee"); provided, however, that this Section 5.4(a) shall not be construed to limit the ability of the Surviving Corporation, or the Parent or any of its Subsidiaries to terminate the employment of any Company Employee at any time.

         5.5 Notification of Certain Matters.

              (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of
(i) any event, the occurrence or non-occurrence of which could reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, then untrue or inaccurate in any respect) and (ii) any failure of the Company, Parent or any Subsidiary of either Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

              (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated by this Agreement; (iii) any litigation, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Company Material Contract or a Parent Material Contract; and (v) any change that would be considered reasonably likely to result in a Company or Parent Material Adverse Effect, as the case may be, or is likely to impair in any material respect the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement.

         5.6 Public Announcements. Except as otherwise required by applicable law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to Article VII, neither the Company nor Parent shall, nor shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Merger or other transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

         5.7 Third Party Consents. The Surviving Corporation shall use its reasonable best efforts to obtain the consents of those third parties listed on Company Disclosure Schedule 2.4(c) attached hereto.


                                   ARTICLE VI

                              CONDITIONS OF MERGER

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each Party to effect the Merger and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by the applicable law:

              (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and Merger Sub in accordance with the DGCL, NJBCA and the Certificate of Incorporation and Bylaws of the Company and Merger Sub.

              (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially identical terms and conferring upon Parent and the Company substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein illegal.

              (c) No Dissenter's Rights. As of the Effective Time no dissenter's rights under the NJBCA shall have been asserted by any stockholder of the Company.

              (d) Acceptance of Certificates. All certificates required to be filed with the Secretaries of State of the States of New Jersey and Delaware in connection with the transactions contemplated hereby, including, without limitation the Certificates of Merger and a Certificate of Designation filed with respect to the Parent Preferred Stock (in such form acceptable to the Company), shall have been accepted for filing.

              (e) Satisfaction with Due Diligence. Each of the Company and the Parent shall be satisfied with its "due diligence" review of the other; provided, that (i) the Company's due diligence review shall be limited to all matters relating to the bankruptcy of Cakewalk BRE LLC and its affiliates and
(ii) Parent's due diligence review shall be limited to (A) receipt of year 2000 financial statements and (B) reasonably satisfactory evidence that the Company has reserved such sums as the Company deems necessary to settle the matter with Rage or that it has resolved such matters.

              (f) Schedules. Each of the Company and the Parent shall have delivered to the other all disclosure schedules required to be delivered hereunder, which such schedules shall be reasonably satisfactory to the receiving party.

              (g) Tax Free Reorganization. The parties shall be satisfied with the review of the tax implications of the transactions contemplated hereby on each of them and their respective shareholders. The parties acknowledge it is intended that the Merger be treated, for tax purposes, as a tax free reorganization under the Code.

         6.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the following conditions, any and all of which may be waived in writing by the Parent, in whole or in part, to the extent permitted by the applicable law:

              (a) Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

              (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

              (c) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event or occurrence and no circumstance shall exist which, alone or together with any one or more other events, occurrences or circumstances has had, is having or could reasonably be expected to result in a Company Material Adverse Effect.

              (d) Consulting Agreement. Parent shall have amended the existing consulting agreement (the "Consulting Agreement") with Atlantis Equities, Inc. ("Atlantis") to provide that, for services rendered prior to the Closing, it shall receive the following:

              (i) if at least $10,000,000 but less than $15,000,000 in new equity financing is raised by Parent following the Closing, Atlantis or its designees shall receive a payment of $450,000 and a payment of $12,500 per month for the 24 months following the consummation of such financing; or

              (ii) if at least $15,000,000 in new equity financing is raised by Parent following the Closing, Atlantis or its designees shall receive a one time payment of $750,000.

         Notwithstanding the foregoing, the parties agree to discuss in good faith alternative methods for achieving the transfers of funds contemplated by this clause (d) between the date hereof and the Closing Date.

         6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any and all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by the applicable law:

              (a) Representations and Warranties. The representations and warranties of Parent contained Article III shall be true and correct in all material respects as of when made and on and as of the Effective Time, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

              (b) Agreements and Covenants. Parent and Subsidiaries shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, except for any failure to perform or comply with such agreements and covenants which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

              (c) No Material Adverse Effect. From and including the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Parent Material Adverse Effect.

              (d) Satisfaction of Indebtedness. Except for the continuing obligation of the Parent pursuant to the Consulting Agreement, as amended, (and subject to the parties' obligation to discuss the matter in good faith), as contemplated herein, but including all fees and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, the Parent and Subsidiaries shall have no indebtedness, obligations, payables or costs of any kind existing as of the Effective Time (collectively, the "Liabilities") and shall deliver such documents as the Company shall reasonably request to evidence the discharge of all such Liabilities. In addition, except as otherwise set forth herein, all direct and indirect obligations to current and former officers, directors, shareholders and their affiliates, including but not limited to (i) any and all employments agreements, and (ii) that certain lease for space on the 24th floor at 750 Lexington Avenue, New York, New York, shall have been terminated in all respects with no obligations to survive the Closing.

              (e) Authorized Stock of Parent. Immediately prior to the Effective Time, Parent shall have no more than 21,000,000 shares of Parent Common Stock outstanding or reserved for issuance with respect to options, warrants or other similar rights, in all respects on a fully diluted basis (not including the obligation to issue up to 2,000,000 shares of Parent Common Stock to SSC), and no shares of Parent Preferred Stock outstanding.

              (f) Termination of Agreements. As of the Closing Date, all agreements, contracts, notes payable, rights or other arrangements, whether written or oral, with Entertainment Finance International, Inc., Cakewalk LLC and Cakewalk BRE LLC shall be terminated and of no further force or effect as against the Company. Satisfaction of this condition may be evidenced by a certificate signed by the President of the Parent.


                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Majesco Stockholders:

              (a) by mutual written consent of the Parties duly authorized by each of the Boards of Directors of Parent and the Company;

              (b) by either Parent or the Company if the Merger shall not have been consummated on or before January 10, 2004; and provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

              (c) by either Parent or the Company, if a Governmental Authority shall have issued an order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

              (d) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(d)); (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to the Company; or (iii) a condition specified in Section 6.1 or 6.2 will not be satisfied, and no additional time will be able to cure such failure; or

              (e) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that
Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(e)), or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to Parent or (iii) a condition specified in Section 6.1 or 6.3 will not be satisfied, and no additional time will be able to cure such failure.

         7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.2(b), 5.7and 7.3, each of which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

         7.3 Fees and Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated.

         7.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Majesco Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

         7.5 Waiver. At any time prior to the Effective Time, any Party may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Parent and the Company contained in or made pursuant to this Agreement shall survive the Closing for one year.

         8.2 Indemnification by the Company. The Company (prior to the Closing) shall indemnify, defend and hold harmless Parent and its affiliates (including the Surviving Corporation), promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Company in this Agreement or in any of the Company Documents; or (ii) any breach or non-fulfillment of any covenant or agreement made by the Company in this Agreement or in any of the documents executed by the Company in connection herewith.

         8.3 Indemnification by Parent. Parent shall indemnify, defend and hold harmless the Company and the Majesco Stockholders, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by Parent in this Agreement; or (ii) any breach or nonfulfillment of any covenant or agreement made by Parent in this Agreement or in any of the Parent Documents.

         8.4 Procedure. Notwithstanding the foregoing,

              (a) An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Sections 8.1, 8.2, or 8.3. If the indemnifying party, within 30 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnifying party shall not settle or compromise such claim or proceeding without the written consent of the indemnified party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense; and

              (b) The indemnified party shall be kept fully informed by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not he or it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

                  (a)      If to Parent or Merger Sub:

                           CONNECTIVCORP
                           750 Lexington Avenue, 23rd Floor
                           New York, NY 10022
                           Telecopier: 212-750-6667
                           E-Mail:  robcotv@aol.com
                           Attention:  Robert S. Ellin

                           With copies to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue, 25th Floor
                           New York, NY 10017
                           Telecopier:  212-983-3115
                           E-Mail:  kkoch@mintz.com
                           Attention:  Kenneth R. Koch, Esq.

                  (b)      If to the Company:

                           Majesco Sales, Inc.
                           160 Raritan Center Parkway
                           Edison, NJ 08837
                           Telecopier: (732) 346-7972
                           E-Mail: jesutton@majescosales.com
                           Attention: Jesse Sutton

                           With a copy to:

                           Feldman Weinstein LLP
                           The Graybar Building
                           420 Lexington Avenue
                           Suite 2620
                           New York, NY 10170
                           Telecopier: (212) 997-4242
                           E-Mail:dfeldman@feldmanweinstein.com
                           Attention: David N. Feldman, Esq.

                  (c)      To each Stockholder:

                           c/o Majesco Sales, Inc.
                           160 Raritan Center Parkway
                           Edison, NJ 08837
                           Telecopier: (732) 346-7972
                           E-Mail: jesutton@majescosales.com
                           Attention: Jesse Sutton
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

         9.2 Interpretation. When a reference, representation or warranty of the Company is made in this Agreement "to the knowledge of the Company", such term shall mean the actual knowledge of the officers or directors of the Company or their Affiliates. When a reference, representation or warranty of the Parent is made in this Agreement "to the knowledge of the Parent", such term shall mean the actual knowledge of the officers or directors of the Parent or its Affiliates. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         9.4 Entire Agreement. This Agreement (including all exhibits and schedules hereto and thereto), and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

         9.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise by any Party hereto with the prior written consent of all other Parties hereto.

         9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         9.8 Governing Law; Enforcement. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the Parties: (a) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby and (b) consents to service of process by delivery pursuant to Section 9.1 hereof.

         9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement as of the date first written above.



                                      CONNECTIVCORP

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

                                      CTTV MERGER CORP.

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

                                      MAJESCO SALES, INC.

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A
                               EXCHANGE PROCEDURES

         (a) The holders of Company Common Stock shall surrender the certificates therefor as soon as practicable after the Effective Time and Parent shall deliver to such holders in exchange therefor the Merger Consideration in accordance with Section 1.7. The Merger Consideration delivered upon the surrender for exchange of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and after the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock that were outstanding prior to the Closing Date. If after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

         (b) If certificates for shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the surrendered Company Certificate is registered, it shall be a condition of the issuance thereof that the Company Certificates so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in the name of a person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of Parent or any agent designated by it that such tax either has been paid or is not applicable.

         (c) If any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Company with respect to the certificates alleged to have been lost, stolen or destroyed.